                                                                    Exhibit 99.1

                                      PROXY


                                   PFIZER INC.
                                      PROXY
                    SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned appoints Henry A. McKinnell, Jeffrey B. Kindler and Margaret
   M. Foran, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of Pfizer Inc. held of record by the undersigned on October 18, 2002, and all of the shares as to which the undersigned then had the right to give voting instructions to the record holder under the Pfizer Inc. Shareholder Investment Program, the Pfizer Savings Plan, the Pfizer Inc. Employee Benefit Trust, the Warner-Lambert Company Savings and Stock Plan and the Warner-Lambert Company Savings and Stock Plan for Colleagues in Puerto Rico at the Special Meeting of Shareholders to be held on Friday, December 6, 2002 at 9:00 a.m. at Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, or any adjournment or postponement.


   IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) FOR ALL ITEMS AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

/x/   PLEASE MARK YOUR
      VOTE WITH AN X

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL ITEMS.


                                                    FOR     AGAINST    ABSTAIN
1. A proposal to approve the issuance               / /       / /        / /
of shares of Pfizer common stock in
connection with the merger


2. A proposal to amend Pfizer's                     / /       / /        / /
Certificate of Incorporation to
increase the authorized share
capital.


                                  SPECIAL ACTIONS

                              CHANGE OF            / /
                               ADDRESS

                              COMMENTS             / /
                              ON REVERSE
                                SIDE



                          IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER
(Address Here)            REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

                          ------------------------------------------------------
                          (SIGNATURE, IF SHAREHOLDER)                   DATE


                          ------------------------------------------------------
                          (SIGNATURE, IF HELD JOINTLY)                  DATE


--------------------------------------------------------------------------------
     - FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE -


                                   PFIZER INC.


Dear Shareholder:

We encourage you to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week.

If you vote electronically you must provide the control number printed in the box above, just below the perforation. Have the control number handy when you vote on the Internet or by telephone.

1. To vote over the Internet: Go to www.eproxyvote.com/pfe and follow the prompts.

2.    To vote over the telephone: On a touch-tone telephone call 1-877-PRX-VOTE
                                  (1-877-779-8683).
                                  Outside of the U.S., Canada and Puerto Rico, call 201-536-8073

Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

IF YOU VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.


                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.